UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2026

TANGO THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39485	85-1195036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Ave., Suite 901 Boston, MA	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857-320-4900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TNGX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 8, 2026, Tango Therapeutics, Inc. (the “Company”) disclosed that its cash, cash equivalents and marketable securities as of December 31, 2025 totaled $343 million (unaudited). The information in this Item 2.02 has not been audited and has been prepared by, and is the responsibility of, the Company’s management. The data could change as a result of further review and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2025.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Barbara Weber, M.D. as President and Chief Executive Officer

On January 7, 2026, Barbara Weber, M.D. notified the board of directors (the “Board”) of the Company of her retirement and resignation as President and Chief Executive Officer of the Company, in each case, effective as of January 8, 2026 (the “Effective Date”).

Dr. Weber and the Company entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”), effective as of the Effective Date, pursuant to which Dr. Weber has agreed to serve as the Company’s Executive Chair and to provide advisory services to assist in the orderly transition of her roles and responsibilities as President and Chief Executive Officer following the Effective Date through December 31, 2026. Pursuant to the terms of the Amended and Restated Employment Agreement, Dr. Weber will be entitled to:

•	Annual base salary of $362,000; and

•	Target cash bonus opportunity of 60% of Dr. Weber’s current annual base salary, pro-rated for any partial calendar year of service.

Dr. Weber’s resignation as President and Chief Executive Officer and transition is not the result of any disagreement with respect to the Company’s operations, policies, or practices. Following the Effective Date, Dr. Weber will serve as chairperson of the Board.

The foregoing description of the terms and conditions of the Amended and Restated Employment Agreement does not purport to be complete and is qualified in its entirety by the Amended and Restated Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Appointment of Malte Peters, M.D. as President and Chief Executive Officer

On January 8, 2026, Malte Peters, M.D., a member of the Board, was appointed as the Company’s President and Chief Executive Officer as of the Effective Date. Biographical information for Dr. Peters is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 21, 2025 and is incorporated herein by reference.

In connection with his appointment as President and Chief Executive Officer, Dr. Peters entered into a compensation agreement with the Company (the “Compensation Agreement”), effective January 8, 2026, and an employment agreement with the Company (the “Employment Agreement”), effective upon the date on which Dr. Peters receives work authorization to work in the United States. The Compensation Agreement will expire upon the effective date of the Employment Agreement. Pursuant to the terms of the Compensation Agreement and the Employment Agreement Dr. Peters will be entitled to:

•	Annual base salary of $720,000;

•	Target cash bonus opportunity of 60% of Dr. Peter’s current annual base salary, pro-rated for any partial calendar year of service.

The foregoing description of the terms and conditions of the Compensation Agreement and the Employment Agreement do not purport to be complete and are qualified in their entirety by the Compensation Agreement and the Employment Agreement, which are attached hereto as Exhibit 10.2 and 10.3, respectively and incorporated by reference herein.

In connection with his appointment as President and Chief Executive Officer, Dr. Peters was also granted (i) an option to purchase 1,650,000 shares of the Company’s common stock under the Company’s 2021 Stock Option and Incentive Plan at an exercise price equal to the closing price of the Company’s common stock as reported on The Nasdaq Global Market on January 8, 2026 , which will vest as to 25% of the shares underlying the option on the one year anniversary of the grant date, and the remainder vesting in 36 monthly thereafter (subject to Dr. Peter’s continued employment with the Company), and (ii) restricted stock units (“RSUs”) to acquire 350,000 shares of the Company’s common stock, which shares will vest in three equal annual installments in accordance with Company’s equity incentive policies, in each case, subject to Dr. Peters’ continued employment with the Company.

There are no understandings or arrangements between Dr. Peters and any other person pursuant to which he was appointed as the Company’s President and Chief Executive Officer. Except as described above, Dr. Peters does not have any material interest in any transaction or proposed transaction in which the Company is or is to be a party. Dr. Peters does not have a family relationship with any other director or executive officer of the Company. Consistent with the Company’s standard non-employee director compensation policy, Dr. Peters will not be eligible to receive compensation for his role on the Board since he is an executive officer.

Item 7.01	Regulation FD Disclosures.

On January 8, 2026, the Company issued a press release announcing the leadership changes described above and updated its corporate presentation to be used from time to time with investors, analysts, and other third parties. Copies of the press release and the updated presentation are being furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information in Item 2.02 and 7.01 of this Current Report on Form 8-K and Exhibit 99.1 as well as Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. Nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in the filing, unless specifically stated so therein.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Company’s anticipated financial results. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith, including (i) the initiation, timing, progress, and cost of our research and development programs and our current and future preclinical studies and clinical trials (including combination clinical trials), enrollment and dosing in our clinical trials (including combination clinical trials), and the timing of initial and interim (and final) safety and efficacy or clinical activity data from our clinical trials may not take place in the timeframe that the Company expects; and (ii) we may be required to utilize our cash resources more quickly than we expect. These and other risks and uncertainties are described in additional detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed February 27, 2025 and its other filings made with the SEC from time to time. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement, dated as of January 8, 2026 by and between the Company and Barbara Weber.

10.2	Compensation Agreement, dated as of January 8, 2026 by and between the Company and Malte Peters.

10.3	Employment Agreement, dated as of January 8, 2026 by and between the Company and Malte Peters.

99.1	Press release, dated January 8, 2026.

99.2	Presentation, dated January 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tango Therapeutics, Inc.

Date: January 8, 2026	/s/ Daniella Beckman
Daniella Beckman
Chief Financial Officer